EXHIBIT 21

                                                                JURISDICTION OF
SUBSIDIARIES                                                     INCORPORATION
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Cable & Co (UK) Limited                                          United Kingdom

Community Urban Redevelopment of Duck Creek, Inc.                Ohio

Compania de Calzados de Exportacion, S.L.                        Spain

Conca Del Sol International                                      Cayman Islands

Nine West Asia Ltd.                                              Bermuda

Nine West Boot Corporation                                       Delaware

Nine West Canada Corporation                                     Ontario

Nine West Development Corporation                                Delaware

Nine West Distribution Corporation                               Delaware

Nine West Footwear Corporation                                   Delaware

Nine West France S.A.R.L.                                        France

Nine West Funding Corporation                                    Delaware

Nine West Group Italy S.r.l.                                     Italy

Nine West - Honduras d/b/a U.S. Shoe - Honduras                  Cayman Islands

Nine West Hong Kong Limited                                      Hong Kong

Nine West Manufacturing Corporation                              Delaware

Nine West Manufacturing II Corporation                           Delaware

Nine West Melbourne Pty Ltd                                      Australia

Nine West Servicos de Assessoria de Compras Ltda.                Brazil

Nine West Singapore Pte Ltd                                      Singapore

Nine West UK Holdings Limited                                    United Kingdom

Nine West UK Limited                                             United Kingdom

Pied a Terre Group Limited                                       United Kingdom

Rayne Shoes (1994) Limited                                       United Kingdom

The Shoe Studio Group Limited                                    United Kingdom

The Shops for Pappagallo, Inc.                                   Ohio

Vivaldi Shoes Limited                                            United Kingdom